Exhibit 99.1

CEO Remarks – 2022 Annual Meeting

Good morning everyone and welcome to HyreCar’s 2022 Annual meeting of shareholders. It’s hard to believe this is HyreCar’s four year anniversary as a public company. As I look back to that first call in August of 2018 it’s amazing what we’ve accomplished since then. These accomplishments are a result of the entire HyreCar team: those who have been with us since before 2018, those who have joined the team recently, and those who have moved on - your contributions have made this company what it is today!

I'd like to take this opportunity to remind you that some of my remarks today regarding HyreCar are forward-looking statements within the meaning of federal securities laws. Forward-looking statements include, but are not limited to, statements that express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements relating to its future earnings, activities, events or conditions. These statements are based on current expectations, estimates and projections about the company's business based in part on assumptions made by management. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or implied based on my remarks, in particular, those described in our risk factors included in our documents that we file with the U.S. Securities and Exchange Commission.

In addition, such statements could be affected by risks and uncertainties related to factors beyond our control. You should not rely on our forward-looking statements as predictions of future events. All forward-looking statements that I will make are based on assumptions and beliefs as of today, and we undertake no obligation to update them, except as required by applicable law.

I am pleased to report that HyreCar had another record year in 2021, building off the strong momentum from the previous year. We continue to see strong carshare demand to support gig-based services, and despite persistently elevated prices in the used car market, we also maintained available supply on the platform with a substantial increase in new owner accounts. Today we are the only platform crowdsourcing vehicles for Gig drivers in the United States, and as a dedicated provider of drivers for rideshare and delivery platforms, we believe HyreCar is uniquely positioned to help these platforms cover anticipated driver shortages. May of this quarter was our strongest revenue month in company history and we will continue to build on that momentum as we execute on the many initiatives in our pipeline.

The supply chain and its impact on the broader economy remain top of mind as we believe it will take time for car supply to recover and relieve pressure on used car availability. In the meantime, the rideshare industry continues to recover at a steady pace, and rentals for delivery services remain robust on the Hyrecar platform. HyreCar we believe is an essential solution for helping expand the Mobility-as-a-Service workforce that is choosing to become part of the revolution of independent workers in rideshare and delivery. We have heard from new drivers who left jobs that forced them to work longer hours with less flexibility due to labor shortages. They were surprised to see how much they could earn with rideshare and delivery and now enjoy the flexibility of choosing when, where, and how long to work. What once may have been a temporary gig is now seen as an opportunity for these drivers to create their own schedules while still earning a good living. With rising inflation and a weakening economy, we anticipate increased demand for gig work, especially as we continue aggressively increasing EV supply in response to higher fuel costs and demand for efficient vehicles. Our HyreCar platform allows drivers without cars to participate in the gig economy and those with cars to do so without incurring the excessive wear-and-tear, mileage, and insurance costs associated with using their own vehicles. We believe these dynamics make our business recession proof, as more and more drivers turn to gig work in uncertain times.

Over half of HyreCar drivers are still signing up to rent for delivery and the opportunity is growing rapidly in the local Delivery-as-a-Service environment. Beyond restaurant delivery, Transportation Network Company platforms are starting to move into adjacent specialty markets like alcohol, pharmaceuticals, and retail delivery. Uber has said that UberEats has grown at a compounding annual growth rate of 100% over the past 4 years, with plenty of room to continue to run - and Uber’s acquisitions of Postmates, Drizzly and Cornershop simply validate the Delivery as a Service future. Continued growth of these channels will require sourcing a vetted supply of drivers and a reliable stream of cars to match driver demand - and this is what HyreCar does best!

Last quarter, we stated that increasing driver demand and fewer driver alternatives were creating incremental margin pick-up in our daily rates. Specifically, we have driven an increase in daily average net revenue, from $24 in early 2021, to $30 in 2022. Because we’ve invested in building a robust data environment and flexible technology stack, we were able to implement these changes relatively quickly. We anticipate take-rates continuing to grow through the rest of the year as the Dynamic Pricing model learns and iterates to optimize the balance of risk and reward.

And finally, we entered into an official agreement with Uber in 2021 as a fully integrated solution to Uber’s driver-partners. Uber drivers can now see our listings in the vehicle solutions section on the Uber app and rent with us directly through Uber’s platform. We are also committed to increasing electric and hybrid vehicle supply on our platform, which we believe will lead to new driver acquisition and complement the green initiatives of rideshare and delivery services.

Now let’s discuss the supply of vehicles on our platform.

In November of 2021, we expanded our partnership with AmeriDrive and Cogent Bank to help drive vehicle supply for our platform. Under the terms of the agreement, Cogent agreed to expand its lending capacity to allow AmeriDrive to continue building its fleet and add electric vehicles to our platform. As a core piece of our vehicle acquisition and retention strategy, we are focusing on the retention of our best owners. Better integration with our largest fleet partners provides HyreCar with stable supply and a willing community of users to test new features and initiatives. We’ve also made strategic long-term investments in our platform’s backend architecture that we believe will allow us to easily scale supply to meet increasing demand. These investments have been made alongside a right-sizing of the Company’s operating cost structure through automation efforts and restructuring of the organization. Our relationship with Ameridrive and Cogent was the beginning of this program - we are working to close a larger facility in the very near future that will significantly increase our ability to deliver on our growth targets. As part of this expansion, we are using our partnerships with larger fleet operators to create a best-in-class operating model that can be replicated by other fleet owners who want to expand into the gig economy. This operating model includes the acquisition and maintenance of vehicles, insurance, handoff and retrieval of vehicles and the ultimate disposition of the vehicle at the end of the vehicle’s useful life. These initiatives will result in a carshare owner ecosystem that brings together best practices, technology focused on utilization, and access to qualified demand that uniquely positions fleet operators -of all sizes, for success. This, in turn, will help HyreCar to acquire and retain the incremental 1,000 - 2,000 vehicles per quarter that we believe will get us to the number that our rideshare and delivery companies desperately need.

I want to reiterate what we have said over the past few quarters: as a company, we want to supply 50,000 new cars, both gas and EV vehicles, to the market by the end of 2025. Our conversations with our partners we believe makes clear that the market will continue to grow and HyreCar intends to be the leading vehicle supplier for the gig economy. In the near term our partners are working through a tighter vehicle purchase market due to the shortage of new and used cars - we believe that these headwinds only impact the short term pace of adding vehicles and will not impact the growth of our supply going forward as these market anomalies abate.

To summarize the past year, we solidified our platform and focused on creating value beyond our marketplace, expanded our strategic partnerships and relationships, and continued to increase vehicle supply while more effectively engaging and retaining our drivers. Financial results reflected strong year-over-year growth consistent with increasing demand while we continued to roll out innovative products and features for both drivers and owners to increase marketplace liquidity. As we look forward to the rest of 2022, we are excited for our efforts to substantially increase supply in order to satisfy the expected increase in gig driver demand while continuing to reduce operating expenses and increase customer satisfaction.

Thank you everyone, for taking the time to join us for our annual 2022 call. We will look to update our shareholders periodically on the progress we are making.

Thank You.

Forward-Looking Statements

The foregoing remarks should be read in conjunction with the financial statements, notes, and other information contained in HyreCar Inc.’s (“HyreCar”) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the foregoing remarks.

Statements in this release concerning HyreCar’s future expectations and plans, including, without limitation, HyreCar’s future earnings, partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although HyreCar believes that the expectations reflected in the forward-looking statements are reasonable, HyreCar cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s most recent Annual Report on Form 10-K and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance, or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.